Exhibit 4.22



                   R.V.I. GUARANTY CO., LTD.,
                           as Insurer

               SRI RECEIVABLES PURCHASE CO., INC.,
                          as Transferor

                   SPECIALTY RETAILERS, INC.,
                   as Originator and Servicer

                               and

                    BANKERS TRUST (DELAWARE),
                           as Trustee


                INSURANCE AND INDEMNITY AGREEMENT



                  SRI Receivables Master Trust
                           $18,375,000
 Class D Floating Rate Asset Backed Certificates, Series 1999-1
                  Dated as of December 9, 1999






                INSURANCE AND INDEMNITY AGREEMENT

     THIS INSURANCE AND INDEMNITY AGREEMENT (this "Insurance Agreement"), dated as of December 9, 1999 by and among R.V.I. GUARANTY CO., LTD. (the "Insurer"), SRI RECEIVABLES PURCHASE CO., INC. (together with its permitted successors and assigns, the "Transferor"), SPECIALTY RETAILERS, INC. as Originator (together with its permitted successors and assigns, the "Originator") and as Servicer under the Agreement described below (together with its permitted successors and assigns, the "Servicer") and BANKERS TRUST (DELAWARE) not in its individual capacity but solely as Trustee (together with its permitted successors and assigns, the "Trustee").

     WHEREAS, the Series 1999-1 Supplement dated as of November 9, 1999 by and among the Transferor, the Servicer and the Trustee (the "Supplement") relating to the SRI Receivables Master Trust, $18,375,000 Class D Floating Rate Asset Backed Certificates, Series 1999-1 (the "Securities") provides for, among other things, the issuance of the Securities, and the Insurer has issued its certificate guaranty insurance policy (the "Policy") that guarantees certain payments due on the Securities; and

     WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Supplement, and the details of such premium are set forth herein; and

     WHEREAS, the Transferor, the Trustee, the Originator and the Servicer have undertaken certain obligations in consideration for the Insurer's issuance of the Policy.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I

                           DEFINITIONS

     The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Supplement. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Insurance Agreement" shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

     "Agreement" means the Second Amended and Restated Pooling and Servicing Agreement among the Transferor, SRI, as servicer, and Bankers Trust (Delaware), as Trustee, dated as of November 1,
1999.

     "Amendment" means the Amendment and Consent among the Transferor, the Servicer and the Trustee, dated as of December 9, 1999.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer is closed or a day on which banking institutions or trust companies in Bermuda, the States of New York, Delaware or Texas or in the city in which the corporate trust office of the Trustee under the Supplement is located are authorized or obligated by law, regulation or executive order to remain closed.

     "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Commission" means the Securities and Exchange Commission.

     "Consolidation Facts" means the facts set forth on  Schedule
I hereto.

     "Credit Agreement" means the Credit Agreement, dated as of June 16, 1997, among Specialty Retailers, Inc., as borrower,
Stage Stores, Inc., as parent, the banks named therein, and Credit Suisse First Boston, as administrative agent.

     "Date of Issuance" means the date on which the Policy is issued as specified therein.

     "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

     "Distribution  Date"  means  December  15,  1999,  and   the
fifteenth day of each calendar month thereafter, or if such day is not a Business Day, the next succeeding Business Day.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Duff & Phelps" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

     "Enhancement Supplement" means the Enhancement Supplement among the Transferor, the Servicer and the Trustee dated as of December 9, 1999.

     "Event  of Default" means any event of default specified  in
Section 5.01 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      Financial Statements" means, with respect to the Transferor or Stage the balance sheets and the statements of income, retained earnings and cash flows and the notes thereto.

     "Fitch" means Fitch IBCA, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

     "Initial   Purchaser"  means  Credit  Suisse  First   Boston
Corporation.

     "Insurer Information" means the information contained in the Offering Memorandum as of the date thereof under the caption "The
Policy and The Insurer" and the financial statements of the Insurer contained in Exhibit C to the Offering Memorandum.

     "Investment Company Act" means the Investment Company Act of
1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

     "Late Payment Rate" means, for any date of determination, the higher of (i) the base commercial lending rate per annum announced from time to time by Credit Suisse First Boston Corporation in New York in effect on such day, plus two percent (2.00%) or (ii) the interest rate per annum quoted by Credit Suisse First Boston Corporation at approximately 11:00 a.m., New York City time, on such day, to dealers in the New York Federal funds market for the overnight offering of dollars by Credit Suisse First Boston Corporation plus two and one-half percent (2.50%). The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

     "Liabilities" shall have the meaning ascribed to such term in Section 3.04(a) hereof.

     "Losses" means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Securities Act) of any of the foregoing, and (b) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

     "Material Adverse Change" means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

     "Obligor" means the original obligor under each Receivable, including any guarantor of such obligor and their respective successors.

     "Offering Documents" means the Offering Memorandum of the Transferor in respect of the Securities (and any amendment or supplement thereto) and any other offering documents in respect of the Securities prepared by the Transferor that makes reference to the Policy.

     "Offering  Memorandum" means the Offering Memorandum,  dated
December  9, 1999, of the Transferor in respect of the Securities
(and any amendment or supplement thereto).

     "Opinion Facts and Assumptions" means with respect to the opinions delivered by Kirkland & Ellis in connection with the Transaction, the facts and assumptions contained in the insolvency opinion dated November 9, 1999 by Kirkland & Ellis insofar as they relate to the Transferor and the Originator.

     "Owners" means registered holders of Securities.

     "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

     "Premium"  means  the  premium payable  in  accordance  with
Section 3.02 hereof which, with respect to any Payment Date, is equal to the product of (a) 1/12th the Premium Percentage and (b) the Class D Investor Principal Amount for such Payment Date (prior to giving effect to payments of principal on such Payment
Date).

     "Premium Percentage" shall mean 3.80% per annum.

     "Purchase  Agreement"  means the  Purchase  Agreement  dated
November  9,  1999  among the Initial Purchaser,  Stage  and  the
Transferor with respect to the offer and sale of the Securities, as the same may be amended from time to time.

     "Receivables" shall have the meaning assigned such term in the Agreement.

     "Receivables  Purchase  Agreement"  means  the   Receivables
Purchase  Agreement  dated as of May 30,  1996  between  SRI,  as
Originator,  and  the  Transferor,  as  amended  by  the   second
amendment thereto dated as of November 9, 1999.

     "Securities   Act"  means  the  Securities  Act   of   1933,
including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "SRI" means Specialty Retailers, Inc., a Texas corporation.

     "Stage" means Stage Stores, Inc., a Delaware corporation.

     "Term of the Insurance Agreement" shall be determined as provided in Section 4.01 hereof.

     "Transaction" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Documents.

     "Transaction Documents" means this Insurance Agreement,  the
Agreement,   the   Supplement,  the  Offering   Memorandum,   the
Securities,  the Receivables Purchase Agreement, the  Enhancement
Supplement, the Amendment and the Purchase Agreement.

     "Trust" has the meaning assigned to such term in the Agreement.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Trust Property" shall have the meaning assigned thereto in the Agreement.

     "Trustee"  means  Bankers  Trust  (Delaware),  not  in   its
individual capacity but solely as Trustee under the Agreement and the Supplement, and any successor to the Trustee under the Agreement and the Supplement.

                           ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.01. Representation and Warranties of the Transferor and the Originator. Each of the Transferor (as to itself) and the Originator (as to itself and as to the Transferor) represent, warrant and covenant as of the Date of Issuance, as follows:

          (a) Due Organization and Qualification. Each of the Transferor and the Originator is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation. Each of the Transferor and the Originator is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b) Power and Authority. Each of the Transferor and the Originator has all necessary corporate power and authority to conduct its business as currently conducted and, as described in the Transaction Documents, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.
(c) Due Authorization. The execution, delivery and performance by the Transferor and the Originator of the Transaction Documents to which they are parties have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Transferor's or the Originator's equityholders, which have not been previously obtained or given.
(d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Transferor or the Originator, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction
Documents:
               (i) conflicts with or results in any breach or violation of any provision of the organizational documents of the Transferor or the Originator or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Transferor or the Originator or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Transferor or the Originator;

(ii) constitutes a default by the Transferor or the Originator under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Transferor or the Originator is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Transferor or the Originator, is or may be bound or affected; or
(iii) results in or requires the creation of any lien upon or in respect of any assets of the Transferor or the Originator, except as contemplated by the Transaction Documents.
          (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Transferor or the Originator or any of its or their subsidiaries, or any properties or rights of the Transferor or the Originator or any of its or their subsidiaries, pending or, to the Transferor's or the Originator's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Transferor or the Originator, other than those (if any) disclosed in the Transferor's or Stage's filings with the Commission pursuant to the Exchange Act.

(f) Valid and Binding Obligations. The Securities, when executed, authenticated and issued in accordance with the Supplement, and the Transaction Documents (other than the Securities), when executed and delivered by the Transferor, the Originator or the Trustee, as applicable, will constitute the legal, valid and binding obligations of the Transferor and the Originator, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. Neither the Transferor nor the Originator will at any time in the future deny that the Transaction
Documents constitute the legal, valid and binding obligations of the parties thereto.
(g) Financial Statements. The Financial Statements of the Transferor and Stage (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Transferor and Stage as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Transferor or Stage, other than changes (if any) disclosed in the Transferor's or Stage's filings with the Commission pursuant to the Exchange Act.
(h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Transferor or the Originator in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Transferor or the Originator. Neither the Transferor nor the Originator is in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of formation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Transferor or the Originator is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Transferor or the Originator, as the case may be, to perform its respective obligations under the Transaction Documents.
(i)  Taxes.  The Transferor and the Originator and the
Transferor's and the Originator's parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Transferor or the Originator.
(j)  Accuracy of Information. None of (i) the Transaction
Documents or (ii) the information furnished by the Transferor and the Originator to the Insurer regarding the Transferor, SRI, Stage or the Transaction, contains any statement of a material fact which was untrue or misleading in any material adverse respect when made. Except as described in its filings with the Commission pursuant to the Exchange Act, neither the Transferor nor the Originator has any knowledge of circumstances that it reasonably expects to cause a Material Adverse Change with respect to the Transferor, Stage or SRI. Since the furnishing of the Transaction Documents, there has been no change or any development or event involving a prospective change known to the Transferor and the Originator that would render any of the Transaction Documents untrue or misleading in any material respect.
(k) Compliance With Securities Laws. The offer and sale of the Securities complied in all material respects with all requirements of law, including all applicable securities laws. Without limitation of the foregoing, the Offering Memorandum does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the Insurer Information. Assuming the accuracy of the representations and warranties of the Initial Purchaser in the Purchase Agreement, neither the offer nor the sale of the Securities to the Initial Purchaser has been or will be in violation of the Securities Act or any other federal or state securities laws. The Agreement and the Supplement are not required to be qualified under the Trust Indenture Act of 1939.
The Transferor is not required to be registered as an "investment company" under the Investment Company Act.
(l) Documents. Each of the representations and warranties of the Transferor and the Originator contained in the Transaction Documents is true and correct in all material respects when made and as of the date hereof, and the Transferor and the Originator hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.
(m) Solvency; Fraudulent Conveyance. Each of the Transferor and the Originator is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, neither the Transferor nor the Originator will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Transferor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. Neither the Transferor nor the Originator contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Transferor, the Originator or any of their respective assets. The amount of consideration being received by the Originator upon the transfer of the Receivables to the Transferor constitutes reasonably equivalent value and fair consideration for the Receivables. The amount of consideration being received by the Transferor upon the sale of the Receivables to the Trust constitutes reasonably equivalent value and fair consideration for the Receivables. Neither the Originator nor the Transferor is transferring the Receivables, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of their respective creditors.
(n) Principal Place of Business. The principal place of business of the Transferor and the Originator is located in Houston, Texas.
(o) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Transferor and the Originator are true and correct in all material respects as of the Date of Issuance.
     Section 2.02. Affirmative Covenants of the Transferor and the Originator. The Transferor and the Originator hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance With Agreements and Applicable Laws. The Transferor and the Originator shall not be in default in any material respect under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to them. Neither the Transferor nor the Originator shall agree to any amendment to or modification of the terms of any Transaction Documents except in accordance with their terms.

(b) Corporate Existence. Except as otherwise provided in the Transaction Documents, each of the Transferor, the Originator, and each successor and assign of the Transferor or the Originator, shall maintain, except as permitted by the Transaction Documents, its respective existence and shall at all times continue to be duly organized under the laws of its respective jurisdictions of organization and duly qualified and duly authorized (as described in Section 2.01 (a), (b) and (c) hereof) and shall conduct its respective business in accordance with the terms of its respective organizational documents in a manner that does not materially adversely affect its ability to perform its respective obligations under the Transaction
Documents or materially adversely affect (i) the Trustee's security interest in the Trust Property or (ii) the Insurer's interest under the Transaction Documents.
(c)  Financial Statements; Accountants' Reports; Other
Information. The Transferor and the Originator shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The
Transferor and the Originator shall furnish or cause to be furnished to the Insurer:
               (i) Annual Financial Statements. Upon the request of the Insurer, as soon as available, and in any event within 120 days after the close of each fiscal year of the Transferor and Stage, the audited consolidated balance sheets of the Transferor, Stage and their subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in member's equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the audit opinion of the Transferor's and Stage's independent accountants (which shall be nationally recognized independent public accounting firms) and by the certificates specified in
          Section 2.02(d) hereof.

(ii) Certain Information. Upon the reasonable request of the Insurer, the Transferor and the Originator shall promptly provide copies of any requested proxy statements, if any, financial statements, reports and registration statements which the Transferor or the Originator files with, or delivers to, the Commission or any national securities exchange relating to the Securities.
(iii) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Transferor or the Originator pursuant to the terms of the Transaction Documents and, promptly upon request, such other data relating to the Securities as the Insurer may reasonably request.
     The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Transferor or the Originator pursuant to this Section 2.02(c) to the extent provided in Section 2.02(e) hereof.

          (d) Compliance Certificate. The Transferor and the Originator shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Section 2.02(c)(i) and (ii) hereof, one or more certificates signed by an officer of the Transferor or the Originator, as applicable, authorized to execute such certificates on behalf of the Transferor or the Originator, as applicable, stating that:

               (i) to the best of such individual's knowledge following reasonable inquiry, no Default or Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature thereof; and

(ii) the attached financial statements submitted in accordance with Section 2.02(c)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Transferor or Stage, as applicable, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied.
          (e) Access to Records; Discussions With Officers and Accountants. On a quarterly basis, or upon the occurrence of a Material Adverse Change, the Transferor and the Originator shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

               (i) to inspect the books and records of the Transferor and the Originator as they may relate to the Securities, or the obligations of the Transferor and the Originator under the Transaction Documents, and the Transaction;

(ii) to discuss the affairs, finances and accounts of the Transferor and the Originator with a senior officer of the Transferor and the Originator; and
(iii) with the Transferor's or the Originator's consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Transferor or the Originator with the Transferor's or the Originator's independent accountants, provided that an officer of the Transferor or the Originator shall have the right to be present during such discussions.
     Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Transferor or the Originator. The books and records of the Transferor and the Originator shall be maintained at the address of the Transferor and the Originator designated herein for receipt of notices, unless the Transferor or the Originator shall otherwise advise the parties hereto in writing. Annual discussions with the independent accountants referred to in clause (iii) above shall be without cost to the Insurer. The reasonable expenses relating to discussions with the independent accountants referred to in clause (iii) above made on a quarterly basis (other than an annual discussion or a discussion upon the occurrence of a Material Adverse Change) shall be payable by the Insurer.

     The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

          (f)  Notice of Material Events.  The Transferor and the
     Originator shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding by or against the Transferor or the Originator that (A) is required to be disclosed to the Commission or to the Transferor's or the Originator's shareholders or (B) in the reasonable judgment of the Transferor or the Originator is reasonably likely to result in a Material Adverse Change with respect to the Transferor or the Originator, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Transferor or the Originator;

(ii) the institution or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, against the Transferor or the Originator or in which the Transferor or the Originator becomes a party which, if adversely determined, would have a material adverse effect on the Transferor, the Owners, the Originator, or the Insurer; provided, however, that the Transferor and the Originator are required to give notice to the Insurer of any threatened legal process, litigation or administrative or judicial investigation only if, in the Transferor's or the Originator's reasonable judgment, such threatened legal process, litigation or administrative or judicial investigation is reasonably likely to have a material adverse effect on the Transferor, the Owners, the Originator or the Insurer;
(iii) any change in the location of the Transferor's or the Originator's principal office or any change in the location of the Transferor's or the Originator's books and records;
(iv) the occurrence of any material Default or Event of Default or of any event which, in the judgment of the Transferor or the Originator, would reasonably be expected to constitute a Material
Adverse Change;
(v) the commencement of any proceedings by or against the Transferor or the Originator under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Transferor or the Originator or any of its assets;
(vi) the receipt of notice that (A) the Transferor or the Originator is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Transferor's or the Originator's business is to be or may be suspended or revoked, or (C) the Transferor or the Originator is to cease and desist any practice, procedure or policy employed by the Transferor or the Originator in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Transferor or the Originator as it relates to the Transaction and its ability to perform their obligations under the Transaction Documents; or
(vii) The Originator shall deliver to the Insurer a copy of each amendment to the Credit Agreement entered into on or after the date hereof no later than the earlier of (i) two Business
Days after making any filing with the Commission under the Exchange Act which discloses such amendment and (ii) the 30th day following the execution thereof.
          (g) Financing Statements and Further Assurances. The Transferor and the Originator shall cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Trustee in the Trust Property. The Transferor and the Originator shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate such interest of the Trustee. In addition, the Transferor and the Originator agree to cooperate with Rating Agencies in connection with any review of the Transaction that may be undertaken by Rating Agencies after the date hereof and to provide all information reasonably requested by Rating Agencies.

(h) Maintenance of Licenses. The Transferor and the Originator or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business which could affect its obligations under the Transaction Documents.
(i) Redemption of Securities. The Transferor and the Originator shall instruct the Trustee in writing, upon payment in full of all of the Securities pursuant to the Supplement or otherwise, to furnish to the Insurer a notice of such payment in full and, upon a payment in full of all of the Securities, to surrender the Policy to the Insurer for cancellation.
(j) Closing Documents. The Transferor and the Originator shall provide or cause to be provided to the Insurer a velobound volume or volumes of the Transaction Documents and an executed original copy, if available, or a copy of each document executed in connection with the Transaction within 60 days after the date of closing.
(k) Compliance. Each of the Transferor and the Originator shall comply with all terms and provisions of its organizational documents.
(l) Maintenance of Trust. On or before each March 31st beginning in 2001, so long as any of the Securities are outstanding, the Transferor and the Originator shall furnish to the Insurer and the Trustee the opinion of counsel required to be delivered pursuant to Section 13.2(d)(ii) of the Agreement. The Transferor will use its best efforts to cause any necessary recordings or filings to be made with respect to the Trust Property.
(m) Consolidation Facts. Each of the Transferor and the Originator shall comply with, or maintain the adequacy of, the Consolidation Facts during the term of this Insurance Agreement.
     Section  2.03.   Negative Covenants of the Transferor.   The
Transferor and the Originator hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. Neither the Transferor nor the Originator shall take any action, or fail to take any action, if such action or failure to take action would reasonably be expected to result in a Material Adverse Change as described in clause (b) of the definition of Material Adverse Change with respect to the Transferor or the Originator, or would reasonably be expected to interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Transferor and the Originator shall give the Insurer written notice of any such action or failure to act on the earlier of
     (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or
     (ii) promptly after the date of consummation of such action or failure to act. The Transferor and the Originator shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this subsection (a).

(b) Waiver, Amendments, Etc. Neither the Transferor nor the Originator shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents except in accordance with Section 13.1 of the Agreement. Except upon the prior written consent of the Insurer, neither the Transferor nor the Originator shall transfer, modify or amend, or consent to any transfer, modification or amendment of the Insurer's interest in the Trust Property.
(c) Restrictions on Liens. Neither the Transferor nor the Originator shall, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence, or existence of any lien or restriction on the Trust Property or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Transferor or the Originator as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Trust Property.
(d) Successors. Neither the Transferor nor the Originator shall remove or replace, or cause to be removed or replaced the Trustee without the prior approval of the Insurer.
(e) No Mergers. Neither the Transferor nor the Originator shall consolidate with or merge into any Person or transfer all or any material amount of its assets to any Person, liquidate or dissolve except as permitted by or as contemplated by the Agreement.
(f) Other Activities. Neither the Transferor nor the Originator shall (i) sell, pledge, transfer, exchange or otherwise dispose of any of its assets in violation of the Transaction Documents or
(ii) engage in any business or activity in violation of the
Transaction Documents.
(g) Other Activities. Neither the Transferor nor the Originator shall engage in any business or activity except as permitted by its certificate or articles of incorporation.
     Section 2.04.  Representations, Warranties and Covenants  of
Trustee.   (A)  Representations  and  Warranties.   The   Trustee
represents and warrants, as of the Date of Issuance, and covenant with the other parties hereto as follows:

          (a) Due Organization and Qualification. The Trustee is a Delaware banking corporation, and is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b) Due Authorization. The execution, delivery and performance of the Agreement, the Supplement and the Insurance Agreement by the Trustee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Trustee's stockholders, which have not previously been obtained or given by the Trustee.
(c) Valid and Binding Obligations. The Transaction Documents (other than the Securities) to which it is a party, when executed and delivered by the Trustee, will constitute the legal, valid and binding obligations of the Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.
(d) Transaction Documents. Each of the representations and warranties of the Trustee contained in the Transaction Documents is true and correct in all material respects, and the Trustee hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.
     (B).   Covenants.   The Trustee shall comply in all material
respects with the terms and conditions of the Transaction Documents to which it is a party.

     Section 2.05. Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Date of Issuance, each as to those matters relating to itself and as to the Transaction Documents only as to the Transaction Documents to which it is a party and not to the Securities or the Offering Memorandum, as follows:

          (a) Due Organization and Qualification. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Servicer is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b) Power and Authority. The Servicer has all necessary corporate power and authority to conduct its business as currently conducted and, as described in the Transaction
Documents, and to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.
(c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Servicer have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Servicer's stockholders, which have not previously been obtained or given by the Servicer.
(d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Servicer, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:
               (i) conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws of the Servicer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer;

(ii) constitutes a default by the Servicer under or a breach of any provision of any receivables agreement, indenture or other agreement or instrument to which the Servicer is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Servicer, is or may be bound or affected; or
(iii) results in or requires the creation of any lien upon or in respect of any assets of the Servicer, except as contemplated by the Transaction Documents.
          (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting, the Servicer or any of its subsidiaries, or any properties or rights of the Servicer or any of its subsidiaries, pending or, to the Servicer's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Servicer other than those (if any) disclosed in Stage's filings with the Commission pursuant to the Exchange Act.

(f) Valid and Binding Obligations. This Insurance Agreement and the Transaction Documents, when executed and delivered by the Servicer will constitute the legal, valid and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Servicer will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer.
(g)  Financial Statements.  The Financial Statements of Stage
(i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Stage as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements of Stage, there has not been any Material Adverse Change in the condition of Stage, other than changes (if any) disclosed in Stage's filings with the Commission pursuant to the Exchange Act.
(h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer. The Servicer is not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any receivables agreement, note, resolution, certificate, agreement or other instrument to which the Servicer is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer, as the case may be, to perform its respective obligations under the Transaction Documents.
(i) Taxes. The Servicer and its parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Servicer.
(j) Accuracy of Information. None of (i) the Transaction Documents or (ii) the information relating to the Receivables, contains any statement of a material fact by the Servicer which was untrue or misleading in any material adverse respect when made. Except as described in its filings with the Commission under the Exchange Act, the Servicer has no knowledge of circumstances that it reasonably be expects to cause a Material Adverse Change with respect to the Servicer. Since the furnishing of the information in clauses (i) and (ii) of the preceding sentence, there has been no change or any development or event involving a prospective change known to the Servicer that would render any of the such documents untrue or misleading in any material respect.
(k) Compliance With Securities Laws. The Offering Memorandum (excluding any Insurer Information contained therein) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(l) Documents. Each of the representations and warranties of the Servicer contained in the Transaction Documents is true and correct in all material respects, and the Servicer hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.
(m) Solvency; Fraudulent Conveyance. The Servicer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Servicer will not be left with an unreasonably small amount of capital with which to engage in its business, nor does the Servicer intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Servicer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer or any of its assets.
(n) Principal Place of Business. The principal place of business of the Servicer is located in Houston, Texas.
     Section  2.06.  Affirmative Covenants of the Servicer.   The
Servicer hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance With Agreements and Applicable Laws. The Servicer shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. The Servicer shall not agree to any amendment to or modification of the terms of any Transaction Documents except in accordance with the terms thereof.

(b) Corporate Existence. The Servicer or its successors and assigns shall maintain its respective existence and shall at all times continue to be duly organized under the laws of its respective jurisdictions of incorporation and duly qualified and duly authorized (as described in Section 2.05 (a), (b) and (c) hereof) and shall conduct its respective business in accordance with the terms of its respective certificate or articles of incorporation and bylaws.
(c)  Financial Statements; Accountants' Reports; Other
Information. The Servicer shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer shall furnish or cause to be furnished to the Insurer:
               (i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of Stage, the audited consolidated balance sheets of Stage and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the audit opinion of Stage's independent accountants (which shall be nationally recognized independent public accounting firms) and by the certificates specified in Section 2.06(d) hereof.

(ii) Quarterly Financial Statements. As soon as available, and in any event within 120 days after each of the first three fiscal quarters of each fiscal year of Stage, the unaudited consolidated balance sheets of Stage, and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in a manner consistent with generally accepted accounting principles, excluding notes to the consolidated financial statements, consistently applied and accompanied by the certificates specified in Section 2.06(d) hereof.
(iii) Certain Information. Upon the reasonable request of the Insurer, Stage shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which Stage files with, or delivers to, the Commission or any national securities exchange.
(iv) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Servicer pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request.
     The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements,
reports   and  other  information  delivered  by  the  Transferor
pursuant  to  this  Section 2.06(c) to  the  extent  provided  in
Section 2.06(f) hereof.

          (d) Compliance Certificate. The Servicer shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Section 2.06(c)(i) and (ii) hereof, one or more certificates signed by an officer of the Servicer authorized to execute such certificates on behalf of the Servicer stating that:

               (i) to the best of such individual's knowledge following reasonable inquiry, no Default or Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature thereof; and

(ii) the attached financial statements submitted in accordance with Section 2.06(c)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Servicer as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied.
          (e) Access to Records; Discussions With Officers and Accountants. On a quarterly basis, or upon the occurrence of a Material Adverse Change, the Servicer shall, upon the reasonable
     request   of  the  Insurer  and  upon  receiving  reasonable
     notification, permit the Insurer or its authorized agents:

               (i) to inspect the books and records of the Servicer as they may relate to the Receivables or the obligations of the Servicer under the Transaction Documents, and the Transaction;

(ii) to discuss the affairs, finances and accounts of the Servicer with the chief executive officer and the chief financial officer of the Servicer; and
(iii) with the Servicer's consent, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Servicer with the Servicer's independent accountants, provided that the chief financial officer of the Servicer shall have the right to be present during such discussions.
     Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing. Annual discussions with the independent accountants referred to in clause (iii) above shall be without cost to the Insurer. The reasonable expenses relating to discussions with the independent accountants referred to in clause (iii) above made on a quarterly basis (other than an annual discussion or a discussion upon the occurrence of a Material Adverse Change) shall be payable by the Insurer.

     The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

          (f) Notice of Material Events. The Servicer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding by or against the Servicer that (A) is required to be disclosed to the Commission or to the Servicer's shareholders or (B) in the reasonable judgment of the Servicer is reasonably likely to result in a Material Adverse Change with respect to the Servicer, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Servicer;

(ii) the institution or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, against the Servicer or in which the Servicer becomes a party which, if adversely determined, would have a material adverse effect on the Servicer, the Owners or the Insurer; provided, however, that the Servicer is required to give notice to the Insurer of any threatened legal process, litigation or administrative or judicial investigation only if, in the Servicer's reasonable judgment, such threatened legal process, litigation or administrative or judicial investigation is reasonably likely to have a material adverse effect on the Servicer, the Owners or the Insurer;
(iii) any change in the location of the Servicer's principal office or any change in the location of the Servicer's books and records;
(iv) the occurrence of any material Default or Event of Default or of any event which in the judgment of the Servicer, would be expected to constitute a Material Adverse Change;
(v) the commencement of any proceedings by or against the Servicer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer or any of its assets;
(vi) the receipt of notice that (A) the Servicer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Servicer's business is to be or may be suspended or revoked, or
(C) the Servicer is to cease and desist any practice, procedure or policy employed by the Servicer in the conduct of its business, and such cessation is reasonably likely to result in a Material Adverse Change with respect to the Servicer as it relates to the Transaction and their ability to perform their obligations under the Transaction Documents; or
(vii) The Servicer shall deliver to the Insurer a copy of each amendment to the Credit Agreement entered into on or after the date hereof no later than the earlier of (i) two Business
Days after making any filing with the Commission under the Exchange Act which discloses such amendment and (ii) the 30th day following the execution thereof..
          (g) Financing Statements and Further Assurances. The Servicer shall cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Trustee in the Trust Property.
     The Servicer shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments thereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, the Servicer agrees to cooperate with Rating Agencies in connection with any review of the Transaction that may be undertaken by Rating Agencies after the date hereof and to provide all information reasonably requested by Rating Agencies.

(h) Maintenance of Licenses. The Servicer or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business which could reasonably be expected to affect its obligations under the Transaction Documents.
(i) Servicing of the Receivables. The Servicer shall perform such actions with respect to the Receivables as are required by the Agreement.
(j) Year 2000 Program. The description of the Servicer's current status with respect to Year 2000 compliance in the Offering Memorandum and the filings of Stage with the Commission pursuant to the Exchange Act is true and correct in all material respects and does not omit a statement necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(k) Consolidation Facts. The Servicer shall comply with, or maintain the adequacy of, the Consolidation Facts during the term of this Insurance Agreement.
     Section 2.07. Negative Covenants of the Servicer. The Servicer hereby agrees that during the Term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing and as to the Transaction Documents only with respect to the Transaction Documents to which it is a party and not the
Securities:

          (a) Impairment of Rights. The Servicer shall not take any action, or fail to take any action, if such action or failure to take action would reasonably be expected to result in a Material Adverse Change as described in clause (b) of the definition of Material Adverse Change with respect to the Servicer, or would reasonably be expected to interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Servicer shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly after the date of consummation of such action or failure to act. The Servicer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this subsection (a).

(b) Waiver, Amendments, Etc. The Servicer shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.
(c) Credit Card Receivable Agreements; Charge-off Policy. The Servicer will comply with all covenants in the Agreement with respect to its collection policies and its charge-off policies.
                           ARTICLE III

                    THE POLICY; REIMBURSEMENT

     Section 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

          (a) Payment of Expenses. The Transferor and the Originator shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.

(b) Documents. The Insurer shall have received a copy of each of the Transaction Documents, duly authorized, executed and delivered by each of the parties thereto.
(c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the certificate or articles of incorporation and bylaws of the Transferor, (ii) the resolutions of the Transferor's Board of Directors authorizing the sale of the Securities and the execution, delivery and performance by the Transferor of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Transferor (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance), (iii) the certificate or articles of incorporation and bylaws of the Originator and Servicer and (iv) the resolutions of the Servicer's and Originator's Board of Directors authorizing the sale of the Receivables and the execution, delivery and performance by the Servicer and Originator of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Servicer and the Originator (which certificate shall state that such certificate or articles of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).
(d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Transferor certifying the names and signatures of the officers of the Transferor authorized to execute and deliver the Transaction Documents. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Originator and Servicer certifying the names and signatures of the officers of the Servicer authorized to execute and deliver the Transaction Documents.
(e) Representations and Warranties; Certificate. The representations and warranties of the Transferor, the Originator and the Servicer set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Insurer shall have received a certificate of appropriate officers of the Transferor, the Originator and the Servicer to that effect.
(f) Representations and Warranties of the Originator, Certificate. The Originator shall have agreed in the Receivables Purchase Agreement that the Insurer shall be a third party beneficiary in respect of the Receivables Purchase Agreement.
          (g)  Opinions of Counsel.

               (i) The law firm of Kirkland & Ellis or internal counsel shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Transferor, the Originator and the Servicer and the validity and enforceability of the Transaction Documents against such parties.

(ii) The law firm of Kirkland & Ellis shall have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding the tax treatment of payments on the Securities under federal tax laws.
(iii) The law firm of Kirkland & Ellis shall have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding the transfer of the Receivables.
(iv) The Insurer shall have been furnished with all of the opinions of counsel delivered in connection with the Transaction and such opinions shall either be addressed to the Insurer or state therein that the Insurer may rely thereon.
(v) The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Insurer.
          (h) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders of the Transferor, the Originator and the Servicer, required in connection with the Transaction.

(i) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.
(j) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.
(k) Issuance of Ratings. The Insurer shall have received confirmation that the Securities are currently rated at least "BBB-" by each of Fitch and Duff & Phelps.
(l) No Default. No Default or Event of Default shall have occurred.
(m) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.
(n) Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Securities conform to the terms of the Transaction Documents.
(o) Satisfaction of Conditions of the Purchase Agreement. All conditions in the Purchase Agreement relating to the Initial Purchaser's obligation to purchase the Securities shall have been satisfied.
(p) Purchase Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Initial Purchaser pursuant to the Purchase Agreement.
     Section 3.02.  Payment of Fees and Premium.

          (a) Legal and Accounting Fees. The Transferor shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy for which invoices have been provided at least one Business Day prior thereto.

(b) Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of this Insurance Agreement and the Agreement monthly pursuant to the Agreement; provided, however, that the Premium payable on the Policy from the Date of Issuance shall be offset against the payment of $100,000 paid to the Insurer prior to the Date of Issuance until such offset has reduced such amount to zero. The Premium paid hereunder or under the Agreement shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. The Trustee shall make all payments of Premium to be made by it by wire transfer to an account designated from time to time by the Insurer by written notice to the Trustee.
     Section 3.03.  Reimbursement and Additional Payment Obligation.

          (a) In accordance with the priorities and at the times established in the Supplement and payable only as provided therein the Insurer shall be entitled to reimbursement for any payment made by the Insurer under the Policy with respect to Insured Payments, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(b) The Insurer shall be entitled to reimbursement for any and all charges and expenses which the Insurer may pay or incur in connection with the enforcement of this Insurance Agreement, the Transaction Documents or any other agreement between the Transferor and the Insurer or upon foreclosure upon, sale or other disposition of the Trust Property, including but not limited to the fees and expenses of counsel, plus interest on any such amounts at the Late Payment Rate from the date of payment by the Insurer until the payment thereof in full; and
(c) The Insurer shall be entitled to reimbursement for all other payments made by the Insurer on behalf of the Transferor, plus interest on any such amounts at the Late Payment Rate from the date of payment by the Insurer until the payment thereof in full.
     All amounts payable pursuant to clause (a) above are to be immediately due and payable without demand and in accordance with the Transaction Documents and all amounts payable pursuant to clauses (b) and (c) above are payable on demand.

     Section 3.04.  Indemnification; Limitation of Liability.

          (a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Transferor (as to itself) and the Servicer and the Originator, jointly and severally, and any successors thereto agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section
     20 of the Exchange Act from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses
     (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the Transaction by reason of:

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (other than the Insurer Information) or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading;

(ii) to the extent not covered by clause (i) above any act or omission of the Transferor, the Originator or the Servicer, or the allegation thereof, in connection with the offering, issuance or sale or delivery of the Securities other than by reason of false or misleading information in the Insurer Information;
(iii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of the Transferor, the Originator or the Servicer;
(iv) the violation by the Transferor, the Originator or the Servicer of any federal or state laws, rules or regulations relating to the Transaction, including without limitation, the maximum amount of interest permitted to be received on account of any loan of money;
(v) the breach by the Transferor, the Originator or the Servicer of any of its respective obligations under this Insurance Agreement or any of the other Transaction Documents; and
(vi) the breach by the Transferor, the Originator or the Servicer of any representation or warranty on its part contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.
     This indemnity provision shall not be affected by any limitations with respect to remedies of any party in any other Transaction Document. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

          (b) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Transferor, the Originator or the Servicer under this
     Section 3.04, notify the Transferor, the Originator or the Servicer of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify the Transferor, the Originator or the Servicer of the commencement thereof, the Transferor, the Originator or the Servicer shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the Transferor, the Originator or the Servicer to such indemnified party of its election so to assume the defense thereof, the Transferor, the Originator or the Servicer shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by the Transferor, the Originator or the Servicer in accordance with the terms of this subsection (b), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) such party has agreed to pay such fees and expenses or (ii) the named parties to such action or proceeding include both the indemnified party and the Transferor, the Originator or the Servicer, and the indemnified party has been advised by counsel that there may be one or more defenses available to it that are different from or additional to those available to the Transferor, the Originator or the Servicer. All Indemnified Parties are limited to one counsel in each applicable jurisdiction. The Transferor, the Originator or the Servicer shall not be liable for any settlement of any action or claim effected without its consent but if settled with their written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Transferor, the Originator or the Servicer agrees to indemnify and hold harmless the indemnified party harmless from and against any loss or liability by reasons of such judgment or settlement.

     This indemnity in this section shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

     Section 3.05. Payment Procedure. In the event of any payment by the Insurer, the Trustee, the Transferor, the Originator and the Servicer agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer, subject to the terms of the Transaction Documents. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

                           ARTICLE IV

                       FURTHER AGREEMENTS

     Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Trustee, the Transferor, the Originator and the Servicer and from any other source under the Transaction Documents and all amounts payable under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03,
3.04 and 4.06 hereof shall survive any termination of this Insurance Agreement.

     Section 4.02.  Further Assurances and Corrective Instruments.

          (a) Except during the time when an Insurer Default shall exist, none of the Transferor, the Trustee, the Originator or the Servicer shall grant any waiver of rights under any of the Transaction Documents except in accordance with the terms of such documents, and any such waiver not in accordance with such terms shall be null and void and of no force or effect.

(b) To the extent permitted by law and the Transaction Documents, the Transferor, the Trustee, the Originator and the Servicer agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may request and as may be required in the Insurer's reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.
     Section 4.03.  Obligations Absolute.

          (a) The obligations of the Transferor, the Trustee, the Originator and the Servicer hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

               (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Securities or the Policy;

(ii) any exchange or release of any other obligations hereunder;
(iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Transferor, the Trustee, the Originator or the Servicer may have at any time against the Insurer or any other Person;
(iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;
(vi) any failure of the Transferor, the Trustee, the Originator or the Servicer to receive the proceeds from the sale of the Securities; or
(vii) any breach by the Transferor, the Trustee, the Originator or the Servicer of any representation, warranty or covenant contained in any of the Transaction Documents.
          (b) the Transferor, the Trustee, the Servicer, the Originator and any and all others who are now or may become liable for all or part of the obligations of the Transferor, the Trustee, the Originator or the Servicer under this Insurance Agreement agree to be bound by this Insurance Agreement and waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Transferor, the Trustee, the Originator or the Servicer.

(c) Nothing herein shall be construed as prohibiting the Transferor, the Trustee, the Originator or the Servicer from pursuing any rights or remedies it may have against any other
Person in a separate legal proceeding.
     Section 4.04.  Assignments; Reinsurance; Third Party Rights.

          (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Transferor, the Trustee, the Originator or the Servicer may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.

(b)  The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into
contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion
determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.
(c)  In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the
Transaction.
(d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Transferor, or the Servicer, pursuant to
Section 3.02, 3.03 or 3.04 hereof, the Trustee, and all the
terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Agreement or from any amounts paid by the Transferor, the Trustee, the Originator or the Servicer pursuant to Section 3.02, 3.03 or 3.04 hereof.
(e) The Transferor, the Trustee, the Originator and the Servicer agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Agreement and each other
Transaction Document to which the Insurer is not a signing party and hereby incorporate and restate their representations,
warranties and covenants as set forth therein for the benefit of the Insurer.
     Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection
therewith   or  (b)  the  validity,  sufficiency,   accuracy   or
genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof).
In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.06. Parties Will Not Institute Insolvency Proceedings. So long as this Insurance Agreement is in effect, and for one year and one day following the last day on which any rated security of the Transferor or the Trust is outstanding, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Transferor.
Section 4.07. Trustee, Transferor, Originator and Servicer to Join in Enforcement Action. To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Document, the Trustee on behalf of the Trust, the Transferor, the Originator and the Servicer agree to join in any action initiated by the Trust or the Insurer for the protection of such right or exercise of such remedy. The foregoing sentence shall apply with respect to the Servicer only to the extent that the Servicer is a party to the applicable Transaction Document.
Section 4.08. Subrogation. To the extent of any payments under the Policy, the Insurer shall be fully subrogated to any remedies available to the Trustee under the Agreement or other Transaction Documents against the Transferor and the Originator or in respect of the Transaction Documents. The Trustee acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Insurer and to take such reasonable actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Supplement in respect of such subrogated amounts.
                            ARTICLE V

                       DEFAULTS; REMEDIES

     Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder (with respect to the defaulting party or parties only):

          (a) any representation or warranty made by the Transferor, the Originator, or the Servicer hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement could reasonably be expected to result in a Material Adverse Change in any such Person or the Trust or the interest of the Insurer and such representation, warranty or statement shall not have been eliminated or otherwise cured within 60 days of the date on which any such Person shall have been given notice of such failure by the Insurer;

          (b) (i) The Transferor, the Originator, or the Servicer shall fail to pay when due any amount payable by the Transferor, the Originator, or the Servicer hereunder or under any Transaction Document on or before the date occurring five (5) Business Days after the date such amount is required to be paid hereunder or
     (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Transaction Document is not valid and binding on the Transferor, the Originator, or the Servicer;

          (c) the occurrence and continuance of an "Event of Default" under the Agreement (as defined therein);

(d) any failure on the part of the Transferor, the Originator, or the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Transferor, the Originator, or the Servicer contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 60 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor, the Originator or the Servicer, as applicable, by the Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Insurer);
(e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, the Originator or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;
(f) the Transferor, the Originator or the Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor, the Originator or the Servicer or of or relating to all or substantially all of the property of either;
(g) the Transferor, the Originator or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
(h) the failure of the Transferor, the Originator or the Servicer to comply with, or maintain the adequacy of, the Consolidation Facts, which failure continues for a period of 15 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Transferor, the Originator or the Servicer, as applicable, by the Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Insurer) and which failure is reasonably likely, in the judgment of the Insurer, to have a material adverse effect on the conclusions contained in the opinion of Kirkland & Ellis referred to in Section 3.01(g)(iii) hereof.
          Notwithstanding the foregoing, a failure  under  clause
     (h) above shall not be an Event of Default if the Transferor, the Originator or the Servicer shall provide to the Insurer an opinion of counsel of Kirkland & Ellis affirming its conclusions in the creditors' rights opinion referred to in Section 3.01(g)(iii) hereof, notwithstanding such failure.

     Section 5.02.  Remedies; No Remedy Exclusive.

          (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

               (i) exercise any rights and remedies accorded to the Insurer under the related Transaction Documents in accordance with the terms of the related Transaction Documents or direct the Trustee to exercise such remedies in accordance with the terms of the related Transaction Documents; or

(ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due to it under the related Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Transferor, the Trustee, or the Servicer under the related Transaction Documents.
          (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

     Section 5.03.  Waivers.

          (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Transferor, the Trustee, the Originator or the Servicer. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.
                           ARTICLE VI

                          MISCELLANEOUS

     Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Transferor agrees to promptly provide a copy of any amendment to this
Insurance  Agreement to the Trustee and the Rating Agencies.   No
act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:
          (a)  To the Insurer:

               R.V.I. Guaranty Co., Ltd.
               20 Reid Street, 3rd Floor
               Williams House
               Hamilton HM HX, Bermuda
               Attention: Adrienne Hintz
               Telecopy No.:  (441) 292-8062
               Confirmation:  (441) 295-1646

               with a copy to in all situations other than a Notice of Claim under the Policy to:

               CNA Guaranty & Credit
               40 Wall Street, 8th Floor
               New York, New York 10005
               Attention:  John P. Verel
               Telecopy No.:       (212) 440-3880
               Confirmation:  (212) 440-7669

          (b)  To the Transferor:

               SRI Receivables Purchase Co., Inc.
               10201 Main Street
               Houston, Texas 77025
               Attention: President
               Telecopy No.:  (713) 669-2709
               Confirmation:  (713) 669-2832

          (c)  To the Trustee:

               Bankers Trust (Delaware)
               1011 Centre Road, Suite 200
               Wilmington, Delaware 19805
               Attention: []
               Telecopy No.:  []
               Confirmation:  []

               With a copy to:

               Bankers Trust Company
               4 Albany Street, 10th Floor
               New York, New York 10006
               Attention:  Patricia Russo

          (d)  To the Servicer or the Originator:

               Specialty Retailers, Inc.
               10201 Main Street
               Houston, Texas 77025
               Attention: Chief Financial Officer
               Telecopy No.:  (713) 669-2709
               Confirmation:  (713) 669-2832

     A  party  may specify an additional or different address  or addresses by writing mailed or delivered to the other parties  as
aforesaid.   All such notices and other communications  shall  be
effective upon receipt.

     Section 6.03.  [Reserved.]

Section 6.04. Agreement with respect to Section 1213(c)(1) of the New York Insurance Law. Each of the parties hereto agrees that it will not seek to require the Insurer to have to post a bond, securities or cash in order to enforce its rights or to respond to an action in the New York courts as described in
Section 1213(c)(1) of the New York Insurance Law and similar laws.
Section 6.05. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.
Section 6.06. Governing Law. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.
     Section 6.07.  Consent to Jurisdiction.

          (a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.
(c) Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.
     Section 6.08. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

Section 6.09. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.
Section 6.10. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.
Section 6.11. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.
Section 6.12. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.
     With respect to the Trustee, it is expressly understood and agreed by the parties hereto that this Insurance Agreement is
executed   and   delivered  by  Bankers  Trust  (Delaware),   not
individually or personally but solely as Trustee under this Insurance Agreement, in the exercise of the powers and authority conferred and vested in it under the Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trustee is made and intended not as personal representations, undertakings and agreements by Bankers Trust (Delaware) but is made and intended for the purpose for binding only the Trustee and (c) under no circumstances shall Bankers Trust (Delaware) be personally liable for the payment of any indebtedness or expenses of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Insurance Agreement or the other related documents.

     Section 6.13. Entire Agreement. The Transaction Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

            [Remainder of page intentionally blank.]


     IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

                                 R.V.I. GUARANTY CO., LTD., as
                                 Insurer


                                 By:    /s/ Peter Strong
                                 Title: Authorized Representative



                                 SRI RECEIVABLES PURCHASE CO.,
                                 INC., as Transferor


                                 By:    /s/ Charles M. Sledge
                                 Title: SVP Finance and Treasurer



                                 SPECIALTY RETAILERS, INC.,
                                 as Servicer and Originator


                                 By: /s/ Charles M. Sledge
                                 Title: SVP Finance and Treasurer



                                 BANKERS TRUST (DELAWARE), not
                                 in its individual capacity but
                                 solely as Trustee


                                 By: /s/ Francisco B. Talavera
                                 Title: AVP



                                 Facts Relating to Consolidation



     1. The Transferor will not amend its Certificate of Incorporation in any manner which would affect its restricted activities.
     2. The Transferor's Certificate of Incorporate provides that its Board of Directors shall at all times include at least one "Independent Director." The Independent Director must be an individual who, except in his or her capacity as an Independent Director, (a) is not at such time, and shall not have been at any time during the preceding five years a director, officer or employee of the Originator or any of its subsidiaries or affiliates (other than the Transferor); (b) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to the Originator or any of its subsidiaries and affiliates; (c) is not a affiliated with a significant customer or supplier of the Originator or any of its subsidiaries or affiliates; (d) is not affiliated with a company of which the Originator or any of its subsidiaries is a significant customer or supplier; (e) does not have any significant personal services contract(s) with the Originator or any of its subsidiaries and affiliates; (f) is not affiliated with a tax-exempt entity that receives significant contributions from the Originator or any of its subsidiaries or affiliates; (g) is not at such time (or at any time thereafter while serving as an Independent Director) the beneficial owner of shares of common stock of the Originator or any affiliate of the Originator; and
       (h) is not a spouse, parent, sibling or child of any person described by (a) through (g) above. Each Independent Director has been and shall be paid director's fees by the Transferor in amounts mutually acceptable to such Independent Director and to the Transferor. Whenever necessary, the Transferor will observe all requirements of the Delaware General Corporation Law, its Certificate of Incorporation and its by-laws.
3. The Transferor's books and records have been and will be maintained separately from those of the Originator. Any consolidated financial statements of the Originator which include the Transferor have contained and will contain detailed notes clearly stating that the Receivables have been sold to a third party and that collections under the Receivables are available only to the holders of the Certificates. Each of the Transferor and the Originator will conduct its business solely in its respective corporate name and in such a separate manner so as not to mislead others with whom it is dealing.
4. Neither the Originator nor the Transferor has concealed or will conceal from any interested party any transfers contemplated by the Transaction Documents. Neither the Transferor nor the Originator has itself removed or concealed, and will not itself remove or conceal, from creditors any of its assets and has not participated and will not participate in removing or concealing the assets of any other entity. The Obligors on the Receivables will not be notified of the transfer of the Receivables to the Transferor, in part, because such notification could cause confusion that could disrupt collections on the Receivables to the detriment of the holders of the investor certificates. The Originator will indicated in its computer files that the Receivables have been sold to the Transferor. The Transferor's books and records shall indicate that such Receivables have further been sold by the Transferor to the Trust. In addition, the Originator will provide to the Transferor a true and complete list of all the accounts relating to such Receivables, identified by number.
5. The Transferor does and will maintain its own books of account and corporate records separate from those of the Originator or any of their subsidiaries or affiliates, including separate audited financial statements.
6. The Transferor does and will at all times cause the Independent Director(s) to be elected and compensated as described above.
7. Any allocations of direct, indirect or overhead expenses for items shared between the Transferor and the Originator have been and will be made to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered.
8. The Transferor has paid and will pay (or the Originator will pay and the Transferor will reimburse the Originator for) its own operating expenses and liabilities from its own funds, except the Originator paid the organizational expenses of the Transferor and will pay a portion of the expenses incurred in connection with the Transactions. The Transferor also has paid and will pay a portion of the expense related to the Transactions.
9. The Transferor prepares and has made available to holders of the investor certificates its separate audited financial statements, and the Transferor's separate financial statements have and will disclose that the Receivables have been sold.
10. The Transferor does and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or otherwise identify its individual assets from or as against those of the Originator or any of their subsidiaries or affiliates.
11. The Transferor does not and will not commingle or pool its funds or other assets with those of the Originator or any other subsidiaries or affiliates of the Originator, except as specifically provided in the Agreement. The Transferor does not and will not maintain any joint bank account or other depository account to which the Originator or any of their other subsidiaries or affiliates, other than the Originator in its capacity as Servicer, has independent access.
12. The Transferor does and will maintain arm's length relationships with the Originator and all their other affiliates. Neither the Transferor, on the one hand, nor the Originator or any of their other affiliates, on the other hand, is or will be, or holds or will hold itself out to be, responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.
13. The Transferor is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of the Originator.
14. Each officer and director of the Transferor shall discharge his or her respective fiduciary duties and obligations to the Transferor in accordance with all applicable laws.
15. All of the Transferor's transactions with the Originator and any of their subsidiaries and affiliates will be fully documented and will reflect arm's-length transactions undertaken in good faith for bona fide business purposes.